CODE OF ETHICS AND
               POLICY REGARDING MATERIAL NON-PUBLIC INFORMATION

                                SPARX FUNDS TRUST

I.    CODE OF ETHICS

      A.    Legal Requirement.


      Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any member of the Board of Trustees or officer of SPARX Funds Trust (the "Fund") or any member of the Board of Directors or officer of SPARX Investment & Research, USA, Inc. ("SPARX"), as well as certain other persons, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Fund:

         1. To employ any device, scheme or artifice to defraud the Fund;

         2. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         4. To engage in any manipulative practice with respect to the Fund.

      B.    Fund Policy.


      It is the policy of the Fund that no "Covered Person"(1) shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.(2)

----------------------------

(1)Covered Persons are Access Persons (as defined below) and Fund Board members who are not "interested persons" (as defined in the 1940 Act) of the Fund ("Independent Board Members").
   An Access Person is each Board member (other than an Independent Board Member), officer or "advisory person" of the Fund or SPARX. An "advisory person" is any employee of the Fund or SPARX (or of a company in a control relationship to the Fund or SPARX) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security (as defined below) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Fund or SPARX who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security by the Fund.


(2)Provisions of this Code shall also refer to transactions in Securities (and reporting thereof) in which an Access Person may be deemed to have beneficial ownership, as well as transactions by such Access Person. "Beneficial ownership" of a Security is determined in the same manner as it would be for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. A "Beneficial Interest" includes where a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest. The term "pecuniary interest" generally means the opportunity (directly or indirectly) to profit or share in any profit derived from a transaction. The following are examples of an "indirect pecuniary interest":
      i     securities held by members of the person's immediate family sharing the same household (the term "immediate family" includes any child, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive and step relationships);
      ii    a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;
      iii   certain performance fees (which do not include those calculated based upon net capital gains and/or appreciation over a period of one year or more);
      iv    an interest in certain trusts; and
      v     a right to acquire equity securities through the exercise or conversion of any derivative securities, whether or not presently exercisable.

   A person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.

      C.    Procedures.(3)

         1. Prohibitions.

            (a) Prohibitions Related to Fund Purchases and Sales. No Covered Person shall purchase or sell any "Security"(4) that he or she knows or should have known at the time of such purchase or sale is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund.

            (b) Short Term Trading in Securities of the Fund. No Covered Person shall purchase and sell (or sell and purchase) within 180 calendar days a Security issued by the Fund.

            (c) Fifteen Day Blackout Period for Investment Personnel.(5) All "Investment Personnel" and any other Access Persons who obtain information concerning recommendations made to the Fund with regard to the purchase or sale of a Security by the Fund are prohibited from buying or selling a Security within at least seven calendar days before and after the Fund trades in that Security. Investment Personnel will be required to disgorge to the Fund any profits realized on trades within the proscribed periods.

--------------------------

(3)Transactions over which a Covered Person has no direct or indirect influence or control are exempt from the prohibitions, pre-approval, reporting and certification provisions of this Code.


(4)Securities do not include direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements and shares of registered open-end investment companies other than the Fund.


(5)"Investment Personnel" are: (i) Access Persons entrusted with direct responsibility and authority to make investment decisions affecting the Fund,
   (ii) any employee of the Fund or SPARX (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund and (iii) any natural person in a control relationship to the Fund or SPARX and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of a Security by the Fund.

            (d) Short Term Trading. No Access Person may make a purchase and sale (or sale and purchase) of a Security of the same Japanese company(6) (a "Japanese Security") within 15 calendar days.

            (e) Margin Transactions. No Access Person may purchase Japanese Securities (other than direct obligations of the United States Government or its agencies) on margin, other than in connection with permitted transactions in futures or related options.

            (f) No Short Selling. No Access Person may engage in any transaction that has the effect of creating any "short exposure" in a Security.

            (g) No Transactions in Initial Public Offerings. No Access Person may purchase Securities in an initial public offering.

            (h) No Gifts. No Access Person may receive a gift or other personal items of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

            (i) Service as Board Member. Access Persons must receive authorization from the CCO prior to serving as a board member of any publicly traded company. Authorization will be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. Any Access Persons serving as a board member of a publicly traded company will be excluded from any investment decisions for the Fund regarding such company.

         2. Pre-Approval Requirements. Pre-approval requirements only apply to Japanese Securities.

            (a) Prior Approval for Transactions. Access Persons are prohibited from engaging in any personal Securities transaction involving Japanese Securities without obtaining prior written approval from the Fund's chief compliance officer (the "CCO").

            (b) Pre-Approval Form. Pre-approval will be evidenced by the CCO's signature on the Pre-Approval Form, which is attached as Appendix A, or by an e-mail from the CCO following submission of the Pre-Approval Form.

            (c) Applicability. Pre-approval is applicable for the specific transaction placed in a specified period not to exceed one trading day (although actual execution time may exceed this period).

            (d) Representation. Submission of a Pre-Approval Form will be deemed to evidence a representation that the Access Person is not aware that the execution of the requested transaction in the Japanese Security would violate this Code.

-----------------------

(6)A company will be considered to be a Japanese company if it is organized under the laws of Japan, for which the principal securities trading market is Japan, or that has a majority of its assets or business in Japan.

            (e) Confidentiality. The Fund will treat the pre-approval process as confidential and will not generally disclose the information set forth on the Pre-Approval Form, except as they determine in their sole discretion as may be required by law or regulatory authority or for appropriate business purposes. Access Persons must do the same with respect to approval or denial of any request for pre-approval.

            (f) Transactions in Limited Offerings. In connection with any decision by the CCO to approve transactions by Access Persons in any Japanese Securities in a limited offering (i.e., a "private placement"), the CCO will prepare a report of the decision that takes into account, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position with the Fund or SPARX. Any Access Persons receiving approval from the CCO to acquire Securities in a limited offering must disclose that investment when they participate in the subsequent consideration of an investment in such issuer by the Fund, and any decision for the Fund to invest in such issuer will be subject to an independent review by Access Persons with no personal interest in the issuer.

II.   REPORTING; VIOLATIONS AND DISCIPLINARY ACTIONS

      A.    Reporting and Certification.


            The following reports shall assist in providing the Fund with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed:

         1. Initial Statement and Certification. Within 10 days of receiving this Code and before engaging in any personal Securities transactions following commencement of employment, all Access Persons must submit to the CCO a statement of all Securities held by such Access Person in the form attached hereto as Appendix B and a statement of all accounts through which an Access Person has or may acquire a Beneficial Interest in Securities (an "Investment Account") in the form attached hereto as Appendix C. Each Access Person must read (and certify in writing that he or she has done so) and must retain this Code.

         2. New Brokerage Account. When an Access Person opens an Investment Account, or whenever a person with an existing brokerage account becomes an Access Person, such Access Person is required to send written notification of such fact to the CCO before engaging in any personal Securities transactions through such account. A letter in the form annexed hereto as Appendix D will be sent to the broker-dealer involved, allowing such Access Person to maintain the account and directing that duplicate confirmations of transactions in the account be sent to the CCO.

         3. Quarterly Reporting. Each Covered Person shall submit reports in the form attached hereto as Appendix E to the CCO, showing all transactions in Securities. Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. Exceptions:

            (a) A Covered Person need not make a quarterly transaction report under this Section if the report would duplicate information contained in broker trade confirmations or account statements received by the CCO with respect to the Covered Person in the time period required above, if all information required to be in the quarterly transaction report is contained in the broker trade confirmations or account statements.

            (b) Independent Board Members need not make a quarterly transaction report under this Section unless during the quarter the Board Member engaged in a transaction in a Security when he or she knew or, in the ordinary course of fulfilling his or her official duties as a Board Member, should have known that during the 15-day period immediately before or after the date of the transaction, the Fund purchased or sold, or considered for purchase or sale, the Security.

         4. Annual Reporting. Each Covered Person shall submit an annual report in the form attached hereto as Appendix F to the CCO, showing all holdings in Securities. Independent Board Members' reports are only required to include holdings of Securities issued by the Fund.

         5. Annual Certification. All Covered Persons are required to certify annually to the CCO that they have (i) read and understand this Code and recognize that they are subject to its terms and conditions,
            (ii) complied with the requirements of this Code and (iii) disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to this Code. A form of certification is annexed hereto as Appendix G.

      B.    Duties of the CCO. The CCO shall:

         1. notify each Covered Person who may be required to make reports pursuant to this Code that such person is subject to its reporting requirements and shall deliver a copy of this Code to each such person;

         2. review all reports required to be made by Covered Persons pursuant to this Code;

         3. regularly review personal trading by Covered Persons in Securities to monitor for violations of this Code;

         4. submit to the Fund Board at its regularly scheduled quarterly meetings a written report listing (i) the names of those persons who were required to submit reports for the prior quarter under this Code but failed to and (ii) any reported Securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code (and promptly investigate any such Securities transactions and submit periodic status reports with respect to each such investigation to the Board); and

         5. at least once a year, provide the Board with a written report that
            (i) describes issues that arose during the previous year under this Code, including information about material code violations and sanctions imposed in response to these material violations, and (ii) certifies to the Board that the Fund has adopted procedures reasonably necessary to prevent Covered Persons from violating this Code.

      C. Board Responsibilities. The Board shall oversee the operation of this Code and review with the CCO and counsel to the Fund the reports provided to it hereunder and possible violations of this Code in compliance with Rule 17j-1. The Board shall consider what sanctions, if any, should be imposed.

      D. Recordkeeping. This Code and a copy of each report required hereunder; a record of all persons, currently or within the past five years, who are or were required to make reports under the Code or who are or were responsible for reviewing these reports; a record of all pre-approvals of transactions as required hereunder; and a record of any Code violation and any action taken as a result of the violation must be preserved with the Fund's records for the period required by Rule 17j-1.

      E. Violations and Disciplinary Actions. Disciplinary actions for failure to obtain pre-clearance and other violations (such as serving as a board member without required approval, accepting inappropriate gifts or failure to follow reporting requirements) will take into consideration such facts as the CCO deems relevant, including the severity of the violation and whether the Covered Person has previously violated this Code. Disciplinary actions may include cancellation of transactions and/or forfeiture of gains (for failure to obtain pre-clearance) or termination of employment.


As revised, September 29, 2004

                                PRE-APPROVAL FORM


                       [TO BE COMPLETED BY ACCESS PERSONS]



1. DATE: ___/___/___

2. ACCESS PERSON NAME:
                      ----------------------------------------------------------

3. ISSUER:
          ----------------------------------------------------------------------

4. SECURITY:
            --------------------------------------------------------------------

5. SIZE OF TRANSACTION (number of shares, principal amount or dollar amount):

--------------------------------------------------------------------------------

6. TRANSACTION (provide enough detail, including whether intended to close out previous position):

7. IS THIS SECURITY TO BE ACQUIRED IN AN INITIAL PUBLIC OFFERING OR LIMITED
   OFFERING? YES      NO
                -----   -----

   IF "YES", PLEASE DESCRIBE
                               -------------------------------------------------

8. [TO BE COMPLETED BY CCO]

PRE-APPROVAL:           APPROVED:         DENIED:
                                 -------         -------

  ------------------------------------      ------------------------------------
  Date                                      CCO or designee

                                                                      APPENDIX B


                        INITIAL SECURITY OWNERSHIP REPORT


I hereby certify that the Investment Account statements attached hereto together with the holdings set forth below completely and accurately represent all Securities required to be disclosed by the Code upon commencement of employment.

--------------------------------------------------------------------------------
                           Number of
                           Units and
               CUSIP (if   Principal
    Issuer     available)  Amount        Security Name  Estimated Market Value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


-----------------------------------      ---------------------------------------
Date                                     Signature

                                         ---------------------------------------
                                         Please Print Your Name


PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN. IF MORE SPACE IS NEEDED, PLEASE ATTACH ADDITIONAL PAPER USING THE SAME FORMAT.

Note: This report shall not be construed as an admission by me that I have acquired any Beneficial Interest in any Securities listed above.

                                                                      APPENDIX C


                            INVESTMENT ACCOUNT REPORT


I hereby certify that the Investment Accounts listed below are all of the Investment Accounts in which I have a Beneficial Interest.(1)

--------------------------------------------------------------------------------
Name in Which Account is Held:     Institution:      Type or Kind of Account(2):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


-----------------------------------      ---------------------------------------
Date                                     Signature

                                         ---------------------------------------
                                         Please Print Your Name


PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN. IF MORE SPACE IS NEEDED, PLEASE ATTACH ADDITIONAL PAPER USING THE SAME FORMAT.

------------------
(1) This report shall not be construed as an admission by me that I have acquired any Beneficial Interest in the Securities in these accounts.
(2) Federally insured checking and savings accounts need not be included. Further documentation that investment discretion cannot be exercised may be required.

                                                                      APPENDIX D


                        REQUEST FOR DUPLICATE STATEMENTS


                                                                          [DATE]


Contact
Broker/Dealer
Address

Re:  Access Person's Name

Dear                    :
     -------------------

We have been informed that                                   , [TITLE] of SPARX
                          -----------------------------------
Funds Trust (the "Fund"), who is involved with the Fund's investment
activities, is maintaining an account with                                    .
                                          ------------------------------------

This letter will serve to inform you that we do not object to the maintenance of this account, provided that you promptly send duplicate copies of all confirmations and statements to the undersigned marked "Personal and Confidential."


                                                Sincerely yours,


                                                --------------------------------
                                                [CCO]
                                                [ADDRESS]

                                                                      APPENDIX E


                      QUARTERLY PERSONAL INVESTMENT REPORT


To:   Chief Compliance Officer
      SPARX Funds Trust

For the Quarter ended __________________ 20___

The following is a record of every transaction in which I had, or by reason of which I acquired, a Beneficial Interest in a Security during the Quarter, other than transactions which were previously reported on a duplicate account statement or confirmation.

-------------------------------------------------------------------------------
                                         Number
                                        of Units
                                           and
Transaction   Buy/          CUSIP (if   Principal  Security  Price Per
   Date       Sell  Issuer  applicable)   Amount     Name       Unit     Broker
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------          --------------------------------------
Date                                     Signature

                                         --------------------------------------
                                         Please Print Your Name

PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN. IF MORE SPACE IS NEEDED, PLEASE ATTACH ADDITIONAL PAPER USING THE SAME FORMAT.

Note: This report shall not be construed as an admission by me that I have acquired any Beneficial Interest in any Securities listed above.

                                                                      APPENDIX F


                        ANNUAL PERSONAL HOLDINGS REPORT*


For the Year ended ____________ 20___

The following is a record of every transaction in which I had, or by reason of which I acquired, a Beneficial Interest in a Security during the year.


-------------------------------------------------------------------------------
                                         Number
                                        of Units
                                           and
Transaction   Buy/          CUSIP (if   Principal  Security  Price Per
   Date       Sell  Issuer  applicable)  Amount     Name       Unit     Broker
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------          --------------------------------------
Date                                     Signature

                                         --------------------------------------
                                         Please Print Your Name

PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN. IF MORE SPACE IS NEEDED, PLEASE ATTACH ADDITIONAL PAPER USING THE SAME FORMAT.

Note: This report shall not be construed as an admission by me that I have acquired any Beneficial Interest in any Securities listed above.

* Information must be current as of a date no more than 30 days before this report is submitted.

                                                                      APPENDIX G


    ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS AND POLICY
                  REGARDING MATERIAL NON-PUBLIC INFORMATION


I certify that:

1. I have read and understand the Code and recognize that I am subject to its terms and conditions.

2.    During the past year, I have complied with the Code's procedures.

3. During the past year, I have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the Code's procedures.

4.    During the past year, I have complied with the Code's principles in
      Section I.A of the Code and with the Code's Non-Public Information Policy.


                                                   -----------------------------
                                                   Signature


---------------------------------------            -----------------------------
Date:                                              Print Name